Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
Monday, February 26, 2007
COGDELL SPENCER INC. REPORTS
FOURTH QUARTER AND YEAR END 2006 FINANCIAL RESULTS
Charlotte, N.C. (February 26, 2007) — Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers, today announced financial results for the quarter and year ended December 31, 2006.
Cogdell Spencer Inc. reports Funds from Operations (FFO) per share and unit of $0.30 and net loss per share of ($0.38) for the quarter ended December 31, 2006. FFO per share and unit for the year ended December 31, 2006 was $1.21 and net loss per share was ($1.14).
“In our first full year, we successfully met our 2006 operational goals for development starts and acquisition volume”, said Frank C. Spencer, President and Chief Executive Officer of Cogdell Spencer Inc., “We believe we are poised for continued growth and success in 2007.”
Fourth Quarter 2006 Results
FFO for the three months ended December 31, 2006 was $3.7 million, or $0.30 per share and unit, basic and diluted. The weighted average number of basic and diluted shares and units outstanding totaled 12,590,313 and 12,612,480, respectively.
Net loss was ($3.1 million) for the three months ended December 31, 2006, or ($0.38) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 7,977,364.
Results for the Year ended December 31, 2006
FFO for the year ended December 31, 2006 was $15.0 million, or $1.21 per share and unit, basic and diluted. The weighted average number of basic and diluted shares and units outstanding totaled 12,404,666 and 12,427,453, respectively.
Net loss was ($9.1 million) for the year ended December 31, 2006, or ($1.14) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 7,975,379.

“We are pleased with our positive fourth quarter results which achieved the top end of our 2006 FFO guidance range,” said Charles Handy, Chief Financial Officer for Cogdell Spencer Inc.
As of December 31, 2006, the Company’s portfolio consisted of 50 wholly-owned properties and four joint venture properties, comprising a total of approximately 2.8 million square feet. The overall percentage of leased space at the Company’s wholly-owned properties as of December 31, 2006, was 94.2%. In addition, the Company manages 58 properties for third party clients totaling 2.5 million square feet.
Development
In October, the Company broke ground on a second facility in Lancaster, Pennsylvania. The Lancaster General Health Campus Medical Office Building is a 64,070 square foot facility that will be anchored by an ambulatory surgery center and will house multi-specialty tenants. Completion is scheduled for the fourth quarter of 2007. This $15.5 million facility will be jointly owned with physician-tenants. The first project in the Lancaster market, a $12.3 million, 52,800 square foot rehabilitation hospital, is on target for completion in the second quarter of 2007.
The Company held a ground breaking ceremony for the Mebane Medical Office Building and Ambulatory Surgery Center in November 2006, to be anchored by Alamance Regional Medical Center. This 60,000 square foot medical office building located in Mebane, North Carolina will house an ambulatory surgery center, diagnostic imaging center and urgent care center on the first floor. The second floor will be available for multi-specialty tenants. The $16.2 million project is scheduled for completion by the end of the first quarter of 2008. Cogdell Spencer is expected to ultimately own 25% of this project.
Construction on Carolina Forest Medical Plaza, which broke ground during the summer of 2006, is well underway and the facility is on target for completion during the second quarter of 2007. This 39,000 square foot facility will be anchored by the Grand Strand Regional Medical Imaging Center and Senior Center, and is part of the new and dynamic Carolina Forest community in Horry County, South Carolina which will feature retail, hospitality, office and residential development.
Financing
On October 31, 2006, the Company obtained an interest only, $30.0 million note payable secured by the Methodist Professional Center I building. The proceeds from this borrowing were used to reduce the balance of the unsecured credit facility. The $30.0 million note payable matures on October 31, 2009 with the option to extend until October 31, 2011. The interest rate is LIBOR plus 1.30%. In connection with this financing, the Company entered into a variable to fixed interest rate swap agreement with a receive rate of one month LIBOR and a pay rate of 4.95% through October 31, 2009.
As of December 31, 2006, the Company had $77.5 million outstanding under the Company’s unsecured credit facility.

Fourth Quarter Dividend
On December 18, 2006, the Company announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on January 17, 2007 to stockholders of record on December 29, 2006. The dividend covers the fourth quarter of 2006.
Outlook
Cogdell Spencer’s management currently expects that FFO per share for the year ending December 31, 2007 will be between $1.14 and $1.23. A reconciliation of the range of projected net loss to projected FFO for the year ending December 31, 2007 is below:

(In thousands, except per share and unit data)
Net loss before minority interests in Operating partnership	$(20,100)	- -	$(21,500)
Plus real estate related depreciation and amortization	34,500	- -	37,000
Less gain from sale of real estate property and partnerships	—	- -	—

Funds from Operations (FFO)	$14,400	- -	$15,500

FFO per share and unit — diluted	$1.14	- -	$1.23

Total shares and units outstanding — diluted	12,585		12,585

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to occupancy levels, interest rates, timing of development completion, and the amount and timing of acquisitions. The Company’s actual results may differ materially from these estimates and are subject to the Company’s filings with the Securities Exchange Commission. The Company does not undertake to update this guidance for any future developments that may affect its business.
Supplemental operating and financial data are available in the Investors Relations section of the Company’s Web site at www.cogdellspencer.com.
The Company commenced operations on November 1, 2005, and as such, comparisons to the prior year period have not been included in this press release. Combined financial results for the Company’s Predecessor are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and, for comparative purposes, fourth quarter 2005 financial results will be available in the Company’s Form 10-K for the year ended December 31, 2006, to be filed with the United States Securities and Exchange Commission on or before March 16, 2007.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months and year ended December 31, 2006. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. The Company presents FFO because it considers it an important supplemental measure of operational performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the Fourth Quarter 2006 Conference Call on Tuesday, February 27, 2007 at 10:00 a.m. (Eastern Standard Time). The number to call for this teleconference is (866) 510-0711 (domestic) or (617) 597-5379 (international), the participant passcode is 39689443. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q4 2006 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.
A playback will begin at 12:00 p.m. on February 27, 2007 and will be available until March 13, 2007. To access the playback, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and enter the passcode 28699356. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q4 2006 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. At present, the Cogdell Spencer Inc. portfolio consists of 50 wholly owned properties, four joint venture properties, and 58 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the Company’s web site at www.cogdellspencer.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s Form 10-K for the year ended December 31, 2005. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended	Year Ended
	December 31, 2006	December 31, 2006
Revenues:
Rental	$14,123	$52,614
Management fee revenue	581	1,304
Expense reimbursements	375	773
Development fee revenue	—	158
Interest and other income	217	928

Total revenues	15,296	55,777
Expenses:
Property operating and management	5,709	19,848
General and administrative	1,546	6,368
Depreciation and amortization	8,610	30,273
Interest	4,221	14,199
Prepayment penalty on early extinguishment of debt	—	37

Total expenses	20,086	70,725

Loss from continuing operations before equity in earnings of unconsolidated real estate partnerships, gain on sale of real estate partnerships, and minority interests	(4,790)	(14,948)
Equity in earnings of unconsolidated real estate partnerships	(3)	4
Gain from sale of real estate partnerships	—	484
Minority interests in real estate partnership	(44)	(121)
Minority interests in operating partnership	1,770	5,208

Loss from continuing operations	(3,067)	(9,373)
Discontinued operations:
Loss from discontinued operations	—	(9)
Gain from sale of real estate property	—	435
Minority interests in operating partnership	—	(150)

Total discontinued operations	—	276

Net loss	$(3,067)	$(9,097)

Per share data — basic and diluted
Loss from continuing operations — basic and diluted	$(0.38)	$(1.17)
Income from discontinued operations — basic and diluted	—	0.03

Net loss — basic and diluted	$(0.38)	$(1.14)

Weighted average common shares — basic and diluted (1)	7,977	7,975

(1)	22 and 23 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months and year ended December 31, 2006, respectively.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	December 31, 2006	December 31, 2005
Assets
Real estate:
Operating real estate properties	$361,982	$258,744
Less: Accumulated depreciation	(23,664)	(2,699)

Total operating real estate properties, net	338,318	256,045
Construction in progress	12,854	1,099
Real estate properties, net — held for sale	—	1,379

Total real estate, net	351,172	258,523
Cash and cash equivalents	1,029	9,571
Restricted cash	982	779
Investment in capital lease	6,193	6,499
Acquired above market leases, net	966	852
Acquired in place lease value and deferred leasing costs, net	18,205	21,220
Acquired ground leases, net	3,092	2,768
Deferred financing costs, net	1,018	913
Goodwill	5,084	2,875
Other assets	5,075	4,331
Other assets — held for sale	—	151

Total assets	$392,816	$308,482

Liabilities and stockholders’ equity
Notes payable under line of credit	$77,487	$19,600
Mortgage loans	184,544	139,374
Accounts payable and accrued liabilities	9,609	4,857
Accrued dividends and distributions	4,404	—
Acquired below market leases, net	3,096	2,893
Other liabilities — held for sale	—	1,272

Total liabilities	279,140	167,996
Minority interests	54,001	62,018
Stockholders’ equity	59,675	78,468

Total liabilities and stockholders’ equity	$392,816	$308,482

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations (FFO) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	Three Months Ended	Year Ended
	December 31, 2006	December 31, 2006

Net loss	$(3,067)	$(9,097)
Plus minority interests in operating partnership	(1,770)	(5,058)
Plus real estate related depreciation and amortization (2)	8,565	30,111
Less gain from sale of real estate property and partnerships	—	(919)

Funds from Operations (FFO) (1)	$3,728	$15,037

FFO per share and unit — basic and diluted	$0.30	$1.21

Weighted average shares and units outstanding — basic	12,590	12,405

Weighted average shares and units outstanding - diluted	12,612	12,427

(1)	As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $8,552 and $30,052 and the Company’s share of joint venture real estate depreciation and amortization of $13 and $59 for the three months and year ended December 31, 2006, respectively.
Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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